Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-105873, 333-91464, 333-84720, 333-59248, 333-43160, 333-86649, 333-65051, 333-44265, 333-136425, 333-116467, 333-38025 and 333-140935) and Form S-3 (No. 333-147719, 333-141603, 333-43903, 333-44748, 333-74599, 333-84430 and 333-123823) of Harmonic Inc. of our report dated March 17, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 17, 2008